EXHIBIT 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GlobalSCAPE, Inc. on Form 10-Q for the period ending June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert H. Alpert, Chairman of the Board and Chief Executive Officer, and Karen J. Young, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GlobalSCAPE, Inc.

August 10, 2020

/s/ Robert H. Alpert
Robert H. Alpert
Chairman of the Board and Chief Executive Officer

/s/ Karen J. Young
Karen J. Young
Chief Financial Officer